Item 6.
-------



                                      Exhibit 11
                                      ----------




                                                                         Three Months
                                                                            Ended
Computation of per share earnings                                      December 31, 1997
                                                                       -----------------

Net income                                                                  $699,553
                                                                            --------

Weighted average common shares outstanding                                 1,609,900
                                                                           ---------

Common stock equivalents due to dilutive effect of stock options              70,200
                                                                              ------

Total weighted average common shares and equivalents outstanding           1,680,100
                                                                           ---------

Basic earnings per common share                                                $0.43
                                                                               -----

Diluted earnings per common share                                              $0.42
                                                                               -----
